Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the report on Form 10-Q of Providence Resources, Inc. for the quarterly period ended

September 30, 2012, as filed with the Securities and Exchange Commission on the date hereof, I,

Christian Russenberger, do hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

(1)  This report fully complies with the requirements of section 13(a) or 15(d) of the Securities

Exchange Act of 1934; and

(2)  The information contained in this report fairly presents, in all material respects, the financial condition of the registrant at the end of the period covered by this report and results of operations of the registrant for the period covered by this report.

Date: November 14, 2012

/s/ Christian Russenberger

Christian Russenberger

Chief Executive Officer and Chief Financial Officer

This certification accompanies this report pursuant to §906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the registrant for the purposes of §18 of the Securities Exchange Act of 1934, as amended. This certification shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the

Securities Exchange Act of 1934, as amended (whether made before or after the date of this report),

irrespective of any general incorporation language contained in such filing.